Exhibit 99.1

For Immediate Release

Gevo Appoints Ruth Dreessen, Managing Director of Lion Chemical Capital,

LLC, to the Board of Directors

ENGLEWOOD, Colo. — March 14, 2012 — Gevo, Inc. (NASDAQ: GEVO), a leading renewable chemicals and advanced biofuels company, today announced the appointment of Ruth Dreessen to its Board of Directors. Dreessen is Managing Director of the Lion Chemical Capital, LLC, a private equity firm focused on the chemical and related industries.

“Ruth Dreessen brings a depth of experience as an executive officer with two well known public companies,” said Dr. Patrick Gruber, CEO of Gevo. “She brings a successful track record in investment banking with a focus in the chemical industry and a strong core understanding of the chemical market. Ruth’s expertise will be invaluable to our Board of Directors as we move forward with our commercialization plans.”

Prior to joining Lion Chemical Capital, Dreessen served as the Executive Vice President and Chief Financial Officer of TPC Group, Inc. from 2005 to 2010. During this time, Dreessen executed the acquisition and financing of Huntsman’s C4 processing business and lead the finance, accounting and treasury functions as well as strategic planning and corporate development initiatives. Before joining TPC Group, Dreessen served as Senior Vice President, Chief Financial Officer and Director of Westlake Chemical Corp. She spent 21 years at JP Morgan Securities and predecessor companies ultimately as a Managing Director of chemicals investment banking, focused on leveraged and private equity transactions in chemicals and related industries.

Dreessen currently serves on the board of Versar, Inc. (VSR) and she has previously served on the boards of the Georgia Gulf Corporation, Westlake Chemical Corporation and the Better Minerals & Aggregates Corporation and Georgia Gulf Corporation. She holds a master’s degree in International Affairs from Columbia University and a bachelor’s degree in European History from New College of Florida.

About Gevo

Gevo is converting existing ethanol plants into biorefineries to make renewable building block products for the chemical and fuel industries. The Company plans to convert renewable raw materials into isobutanol and renewable hydrocarbons that can be directly integrated on a “drop in” basis into existing chemical and fuel products to deliver environmental and economic benefits. Gevo is committed to a sustainable biobased economy that meets society’s needs for plentiful food and clean air and water. For more information, visit www.gevo.com

Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements that are not purely statements of historical fact, and can sometimes be identified by our use of terms such as “intend,” “expect,” “plan,” “estimate,” “future,” “strive” and similar words. These forward-looking statements are made on the basis of the current beliefs, expectations and assumptions of the management of Gevo and are subject to significant risks and uncertainty. Investors are cautioned not to place undue reliance on any such forward-looking statements. All such forward-looking statements speak only as of the date they are made, and the company undertakes no obligation to update or revise these statements, whether as a result of new information, future events or otherwise. Although the company believes that the expectations reflected in these forward-looking statements are reasonable, these statements involve many risks and uncertainties that may cause actual results to differ materially from what may be expressed or implied in these forward-looking statements. For a further discussion of risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of Gevo in general, see the risk disclosures in the Annual Report on Form 10-K of Gevo for the year ended December 31, 2011, and in subsequent reports on Forms 10-Q and 8-K and other filings made with the SEC by Gevo.

###

Media Contact:	Investor Contact:
Beth E. Starkin	Sarah McCabe
Peppercom for Gevo	Stern IR for Gevo
T: (212) 931-6108	T: (267) 909-9237
bstarkin@peppercom.com	sarah@sternir.com